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                                                                      Exhibit 11


                              TORCHMARK CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
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



                                                                                 Three months ended September 30,
                                                                                     2001                   2000
                                                                              ----------------      -----------------
         Income from continuing operations before extraordinary item             $104,875,000           $ 97,736,000
         Loss on redemption of debt (net of applicable tax benefit)                (1,060,000)                     0
                                                                              ================      =================
         Net Income                                                              $103,815,000           $ 97,736,000
                                                                              ================      =================

             Basic weighted average shares and
                  common stock equivalents outstanding                            125,190,233            127,266,812

             Diluted weighted average shares and
                  common stock equivalents outstanding                            126,022,771            127,524,459


         Basic earnings per share:

         Income from continuing operations before extraordinary item                    $0.84                  $0.77
         Loss on redemption of debt (net of applicable tax benefit)                     (0.01)                  0.00
                                                                              ----------------      -----------------
         Net Income                                                                     $0.83                  $0.77
                                                                              ================      =================

         Diluted earnings per share:

         Income from continuing operations before extraordinary item                    $0.83                  $0.77
         Loss on redemption of debt (net of applicable tax benefit)                     (0.01)                  0.00
                                                                              ----------------      -----------------
         Net Income                                                                     $0.82                  $0.77
                                                                              ================      =================
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                         (Continued on following page)
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                              TORCHMARK CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Continued)

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

                                                                                           Nine Months Ended September 30,
                                                                                             2001                     2000
                                                                                    ------------------     ----------------------
         Income from continuing operations before extraordinary item
             and cumulative effect of change in accounting principle                     $305,416,000               $269,912,000
         Loss from discontinued operations (net of applicable tax benefit)                 (3,280,000)                         0
                                                                                    ------------------     ----------------------
         Income before extraordinary item and change in accounting principle              302,136,000                269,912,000
         Loss on redemption of debt (net of applicable tax benefit)                        (2,165,000)                         0
                                                                                    ------------------     ----------------------
         Income before cumulative effect of change in accounting principle                299,971,000                269,912,000
         Cumulative effect of change in accounting principle (net of
             applicable tax benefit)                                                      (26,584,000)                         0
                                                                                    ------------------     ----------------------
              Net income                                                                 $273,387,000               $269,912,000
                                                                                    ==================     ======================




         Basic weighted average shares and
           common stock equivalents outstanding                                           125,534,606                128,666,156

         Diluted weighted average shares and
           common stock equivalents outstanding                                           126,324,519                128,870,692

         Basic earnings per share:

         Income from continuing operations before extraordinary item
             and cumulative effect of change in accounting principle                            $2.43                      $2.10
         Loss from discontinued operations (net of applicable tax benefit)                       0.02                       0.00
                                                                                    ------------------     ----------------------
         Income before extraordinary item and change in accounting principle                     2.41                       2.10
         Loss on redemption of debt (net of applicable tax benefit)                             (0.02)                      0.00
                                                                                    ------------------     ----------------------
         Income before cumulative effect of change in accounting principle                       2.39                       2.10
         Cumulative effect of change in accounting principle (net of
             applicable tax benefit)                                                            (0.21)                      0.00
                                                                                    ------------------     ----------------------
              Net income                                                                        $2.18                      $2.10
                                                                                    ==================     ======================



         Diluted earnings per share:

         Income from continuing operations before extraordinary item
             and cumulative effect of change in accounting principle                            $2.42                      $2.09
         Loss from discontinued operations (net of applicable tax benefit)                      (0.03)                      0.00
                                                                                    ------------------     ----------------------
         Income before extraordinary item and change in accounting principle                     2.39                       2.09
         Loss on redemption of debt (net of applicable tax benefit)                             (0.02)                      0.00
                                                                                    ------------------     ----------------------
         Income before cumulative effect of change in accounting principle                       2.37                       2.09
         Cumulative effect of change in accounting principle (net of
             applicable tax benefit)                                                            (0.21)                      0.00
                                                                                    ------------------     ----------------------
              Net income                                                                        $2.16                      $2.09
                                                                                    ==================     ======================

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